UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Liberty Resources Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40883	86-3485220
(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street

Suite 500

Miami, Florida 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-305-809-7217

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	LIBYU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	LIBY	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LIBYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Agreement

On December 22, 2022, Liberty Resources Acquisition Corp., a Delaware corporation (“Liberty”) entered into a definitive Business Combination Agreement effective December 15, 2022 (the “Agreement”) with Liberty Onshore Energy B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“PubCo”), Liberty Onshore Resources B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid (“HoldCo”), LIBY Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and Markmore Energy (Labuan) Limited (“Markmore”). Liberty and Markmore are collectively referred to herein as the “Parties” and individually as a “Party.”

Business Combination

Pursuant to the Agreement, subject to the terms and conditions set forth therein, upon the closing (the “Closing”) of the transactions contemplated by the Agreement (collectively, the “Business Combination”):

•	On the Closing Date (i) Merger Sub will merge with and into Liberty (the “Merger”), with Liberty being the Surviving Company of the Merger (the “Surviving Company”) and ultimately a wholly owned subsidiary of PubCo, (ii) as a result of the Merger (a) each Liberty Common Share issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive one B Share (“B Shares”), and (b) each Liberty Warrant outstanding immediately prior to the Merger Effective Time will be assumed by PubCo and, subject to the terms of the Warrant Agreement and any amendments thereto, thereafter exercisable to purchase one (1) B Share; and (iii) PubCo will pay to the former holders Markmore Ordinary Shares outstanding immediately prior to the Share Exchange Effective Time the Cash Consideration;

•	As a result of the Merger, Liberty shall provide an opportunity to Liberty Shareholders to have their outstanding Liberty Common Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Liberty’s Organizational Documents in connection with obtaining the Liberty Shareholder Approval.

Merger Consideration

Pursuant to the Agreement, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of Liberty:

•	The business combination values Caspi at a $463.7 million enterprise value and at a pro forma market capitalization of approximately $633 million, assuming a $10.00 per share price and no redemptions by Liberty stockholders. The Transaction will provide a minimum of $30 million of net proceeds to the company after payment of Transaction expenses and certain liabilities of Caspi, assuming no redemptions. As part of the Transaction, at least one (1) day before the Exchange, Liberty will use proceeds from the Financing to assume certain debts of COG up to a total of $50.0 million, the proceeds of which will be used as follows: (1) an amount of $17 million to COG’s “rehab” creditor at Closing, $10 million to other remaining creditors of COG at Closing, and $23 million in assumption of other debts of COG at Closing. Liberty will also make a payment of $50.0 million to the Export-Import Bank of Malaysia on behalf of and at the direction of Markmore and PubCo. Markmore and PubCo will cause EXIM Bank to promptly use such proceeds to release the Pledge of Rights over COG’s Rakushechnoye Oil & Gas fields. PubCo will issue $327.7 million shares of common stock and $36 million of a new series of preferred stock that will be redeemable by the company at any time for (i) cash in the amount of $36 million, (ii) non-cash product such as gas produced up to the value to be determined by PubCo and Markmore or (iii) a combination thereof. Both classes of stock will be valued at $10.00 per share.

•

Prior to and as a condition for the transactions Liberty will receive financing in a minimum amount of $120 million(the “Financing”). As of the date of the Agreement, Liberty has received non-binding offers for funding totaling $120 million. Liberty will take all steps reasonable and necessary to assist to convert these to binding commitments prior to signing of the Registration on Form F-4.

•	Upon completion of Central Processing Complex (CPC) and commencement of commercial production of gas and condensate, PubCo will pay the current owner of Caspi 50% of annual net revenue (after deduction of costs and capital expenditures) derived from sale of gas attributed to Liberty over the period of commercial production of gas, 40% of condensate revenue derived from sale of condensate attributed to PubCo over the period of commercial production condensate. PubCo is committed to pay a seller a minimum payment of US$15M annually from the date of commencement of commercial production of gas or condensate or the total royalty payment on the basis as described above, whichever is higher.

Representations and Warranties; Covenants

Pursuant to the Merger Agreement, the parties made customary representations and warranties for transactions of this type as of the date of the Agreement. The representations and warranties made by Liberty and the Company will not survive the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Agreement means, with respect to the Company and its Subsidiaries, any Effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) prevents the Company from consummating the Transactions. Certain of the representations are subject to specified exceptions and qualifications contained in the Agreement or in information provided pursuant to certain disclosure schedules to the Agreement.

In addition, the parties to the Agreement agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the parties to use commercially reasonable efforts to operate their respective businesses in the ordinary course, to refrain from taking certain specified actions without the prior written consent of the applicable party, not to engage in trading on material nonpublic information and to maintain confidentiality, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to disparage each other or to solicit, negotiate or enter into a competing transaction. Liberty has covenanted to hold a meeting of Liberty stockholders for the purpose of approving the Business Combination and the Agreement. The covenants further provide that Liberty shall cooperate on a best efforts basis to enter into subscription agreements pursuant to which, among other things, the PIPE Investors will agree to subscribe for and purchase an aggregate number of Liberty Common Shares set forth in the Subscription Agreements. The covenants of the parties in the Agreement generally will not survive the Closing, subject to certain exceptions, including certain covenants and agreements that by their terms are to be performed in whole or in part after the Closing.

Conditions to Each Party’s Obligation to Close

Pursuant to the Agreement, the obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (a) the representations and warranties of the respective parties being true and correct subject to the materiality standards contained in the Agreement; (b) material compliance by the parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Agreement; (c) the approval by Liberty’s stockholders of the Business Combination; (d) the approval by PubCo’s stockholders of the Business Combination; (e) the approval by Merger Sub’s stockholders of the Business Combination; (f) any waiting period applicable to the consummation of the Agreement under any antitrust laws shall have expired or been terminated; (g) all consents required to be obtained from any governmental authority in order to consummate the Business Combination, as set forth in the Agreement, shall have been obtained or made; (h) the consents required to be obtained from or made with any third person in order to consummate the Business Combination, as set forth in the Agreement, shall have each been obtained or made; (i) no governmental authority shall have enacted any law or order which has the effect of prohibiting the consummation of the Business Combination; (j) the registration statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the registration statement; (k) upon the Closing, after giving effect to the redemption and the PIPE investment, Liberty shall have net tangible assets of at least $5,000,001; (l) PubCo’s Ordinary Shares shall have been approved for listing on the Nasdaq Global Market; (m) PubCo’s Reorganization shall have been consummated; and (n) the members of the post-closing company board of directors shall have been elected or appointed as of the Closing in accordance with the requirements set forth in the Agreement.

Termination

The Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, by the mutual written consent of Liberty and the Company, if any of the conditions to the Closing has not been satisfied or waived by July 2, 2023, if prohibited by a governmental authority, after an uncured breach by a party of the representations, warranties, covenants, or agreements contained in the Agreement, after a material adverse effect on Liberty or Company, or if the Liberty’s stockholders do not approve the Business Combination. If the Agreement is terminated, all further obligations of the parties under the Agreement will terminate and will be of no further force and effect (except those certain obligations will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of a representation, warranty, covenant or obligation under the Agreement prior to such termination.

Governing Law and Arbitration

The Agreement, and all claims or causes of action based upon, arising out of, or related to the Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal Laws of the State of New York, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws or statute of limitations of another jurisdiction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement provides investors with information regarding its terms and is not intended to provide any other information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Agreement were made as of the execution date of the Agreement only and are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual statements of fact about the parties. In addition, the representations, warranties, covenants and agreements and other terms of the Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Liberty’s public disclosures. Stockholders of Liberty and other interested parties are urged to read the Agreement in its entirety.

Agreements to Be Effective as of or Entered into Between Signing and Closing

Within 10 days of the signing of the BCA, each of the Sponsor and its Affiliates and Markmore (the “Subject Parties”) have agreed to execute and deliver a Support Agreement to Pubco at Closing (the “Support Agreement”), purusant to which the Subject Parties will vote their respective Liberty securities in favor of the approval of the Agreement and the Business Combination and to take other customary actions to cause the Business Combination to occur.

Agreements to Be Effective as of or Entered into at Closing

Each of the Sponsor and its Affiliates (the “Subject Parties”) have agreed to execute and deliver a Lock-Up Agreement to Pubco at Closing (the “Lock-Up Agreement”), which, among other things, and subject to certain exceptions, will provide for the Pubco securities held by the Subject Parties to be locked-up for a period commencing on the date of the Closing and ending on the earlier of (x) one hundred and eighty (180) days after the date of the Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of Pubco’s stockholders having the right to exchange their shares of Pubco Ordinary Shares for cash, securities, or other property.

At the Closing, Pubco and certain holders of Pubco’s securities (the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Pubco will be obligated to file a registration statement to register the resale of all the registrable securities held by the Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The foregoing descriptions of the Voting and Support Agreements, the Sponsor Voting Agreement, the Lock-Up Agreements, and the Registration Rights Agreement, do not purport to be complete.

Prospectus and Proxy Statement

As promptly as practicable after the effective date of the Agreement, Liberty will file with the SEC a Registration Statement on Form F-4 containing a prospectus and proxy statement (as amended or supplemented, the “Prospectus and Proxy Statement”), and certain related documents, in connection with a meeting of its stockholders in connection with a special meeting of the Liberty’s stockholders to be held to consider approval and adoption of (1) the adoption of this Agreement and approval of the Transactions (including the Merger); (2) any other proposals as either the SEC or the Nasdaq Global Market (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement or in correspondence related thereto, or any other proposals the Parties agree are necessary or desirable to consummate the Transactions; (3) adoption and approval of any other proposals as reasonably agreed by Liberty and the Company to be necessary or appropriate in connection with the Transactions; and (4) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “Liberty Shareholder Matters”).

Stock Exchange Listing

Liberty shall assist Pubco in obtaining Nasdaq approval of the Business Combination and the change of control resulting from the Business Combination and in filing any listing application necessary for the listing of Pubco on Nasdaq as a successor to Liberty. During the period from the date hereof until the Closing, Liberty will use commercially reasonable efforts to maintain the listing of its units, Class A common stock, warrants, and rights for trading on the Nasdaq Capital Market.

Item 7.01	Regulation FD Disclosure

Press Release

On December 22, 2022, Liberty issued a press release announcing the execution of the Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

In connection with the proposed Transaction, Liberty intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Current Report on Form 8-K announcing the entry into the definitive business combination agreement for the Transaction, a registration statement on Form F-4, which will include a proxy statement/prospectus of Liberty, and other documents regarding the proposed Transaction. Liberty’s stockholders and other interested persons are advised to read, when available, the Current Report on Form 8-K, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Transaction, as these materials will contain important information about Caspi, Liberty, and the proposed Transaction. Promptly after the Form F-4 is declared effective by the SEC, Liberty will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the meeting relating to the approval of the business combination and other proposals set forth in the proxy statement/prospectus. Before making any voting or investment decision, investors and stockholders of Liberty are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Transaction. The documents filed by Liberty with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, (Commission File No: 001-40883), or by directing a request to Liberty Resources Acquisition Corp., 78 SW 7th Street, Suite 500, Miami, Florida 33130.

Participants in the Solicitation

Liberty and its directors and executive officers may be deemed participants in the solicitation of proxies from its stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Liberty will be included in the proxy statement/prospectus for the proposed business combination when available at www.sec.gov. Information about Liberty’s directors and executive officers and their ownership of Liberty common stock is set forth in Liberty’s prospectus, dated November 3, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

Caspi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Business Combination Agreement dated as of December 22, 2022, by and among Liberty Resources Acquisition Corp., Liberty Onshore Energy B.V., Liberty Onshore Resources B.V., LIBY Merger Sub LLC, Markmore Energy (Labuan) Limited

99.1	Press Release dated December 22, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RESOURCES ACQUISITION CORP.

Date: December 22, 2022	By:	/s/ Dato’ Maznah Binti Abdul Jalil
Dato’ Maznah Binti Abdul Jalil
Chief Executive Officer